As filed with the Securities and Exchange Commission on December 16, 2009.                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMPIRE POST MEDIA, INC.

(Exact name of Registrants specified in its charter)

Nevada	7812	27-1122308
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Peter Dunn, President
280 South Beverly Drive, Suite 205
Beverly Hills, CA 90212
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (310) 472-5138

Copies of all correspondence to:
Law Offices of William B. Barnett, PC
Attn: William B. Barnett, Esq.
21550 Oxnard Street, Ste. 200
Woodland Hills, CA 91367
Tel: (818) 595-7717
Fax: (818) 999-6922

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration state3ment number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock offered by the Selling Stockholder (4)	12,000,000	$0.005	$60,000	$3.35

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions. The offering price has been arbitrarily determined by Empire and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling security holder named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED December 16, 2009

PROSPECTUS

EMPIRE POST MEDIA, INC.

12,000,000 SHARES OF COMMON STOCK

This prospectus relates to the sale by Peter Dunn, the selling security holder, of an aggregate of 12,000,000 shares of Empire Post Media, Inc. (referred to hereafter as “Empire”, “we”, “us”, or “our”) common stock. The selling security holder will offer his shares at a fixed price of $0.005 per share through this prospectus for a period of 90 days from the date of this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Although we intend to seek to have our common stock quoted on the OTC Bulletin Board, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.  In order to apply for quotation of our common stock, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide any assurance that we will be able to locate a market maker willing to file a Form 15c-211 for our company or that if a Form 15c-211 is filed that such an application for quotation will be approved.  Consequently, the purchaser in this offering may be receiving an illiquid security.

Empire will not receive any of the proceeds from the sale of these shares. Empire will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

The selling security holder may be considered an "underwriter" within the meaning of the Securities Act of 1933, as amended, with respect to all other shares being offered hereby.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" on page __ for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December __, 2009.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Empire, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU ARE URGED TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. IN THIS PROSPECTUS, WE REFER TO EMPIRE POST MEDIA, INC. AS "WE," "US," "OUR," "EMPIRE" AND THE "COMPANY."

EMPIRE

Empire Post Media, Inc. was founded in the State of Nevada on October 13, 2009. Empire is in the business of providing post-production services to the movie and television industry.  The services include both 2D and 3D formats and are offered on a collateralized-deferred basis to producers and owners of feature films; television movies, specials and series; short subjects and documentaries.

Empire is in the development stage and has a limited history of operations. We presently do not have all the funding required to execute our business plan or build name recognition. We plan to raise additional capital at a future date to build up our business and name recognition.

GENERAL

Empire started operations in October, 2009 and is in its early development stage. Empire has not yet generated any revenues. Since its inception, in October, 2009, Empire has incurred losses of $22,297. As of November 30, 2009, Empire had assets totaling $17,831 in cash and equipment and a Net Worth of $1,703.

We expect to continue to incur losses for at least the next year. We do not expect to generate sufficient revenue to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations. We will need to obtain additional financing to conduct our day-to-day operations and to fully execute our business plan. We anticipate raising capital necessary to fund our business through the future sale of equity securities although there is no certainty that we will be able to raise the required funds (See "Plan of Operation").

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended November 30, 2009, stating that our net loss, lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus assume that Empire will continue as a going business. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to abandon our planned business operations altogether.

Empire's principal address is at 280 South Beverly Drive, Suite 205, Beverly Hills, California 90212. Empire's telephone and facsimile number is (310) 472-5138.

THE OFFERING

Common stock offered by selling security holder	12,000,000 shares of common stock. This number represents approximately 50% of our current outstanding common stock.

Selling security holder	Peter Dunn

Offering price	$0.005

Minimum number of shares to be sold in this offering	None

Common stock outstanding before the offering	24,000,000 shares

Common stock outstanding after the offering	12,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how he will sell the common stock offered in this prospectus. See “Plan of Distribution”.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 60 days of the registration statement being declared effective  (iii) such time as all the selling security holder determines to terminate this offering.

Use of proceeds	Empire will receive none of the proceeds. The selling security holder will receive all of the proceeds.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page _.

Information regarding the selling security holder, the common shares being offered for sale under this prospectus, and the times and manner in which he may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution."  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended November 30, 2009 and the period from Inception (October 13, 2009) through November 30, 2009. The financial statement data as of the fiscal year ended November 30, 2009 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

BALANCE SHEET	AS OF NOVEMBER 30, 2009
Total Assets	$17,831
Total Liabilities	$16,128
Shareholder’s Equity	$1,703

OPERATING DATA	OCTOBER 13, 2009 (INCEPTION) THROUGH NOVEMBER 30, 2009
Revenue		$0.00
Net Income (Loss)		$(22,297)
Net Income (Loss) Per Share	$	(0.00)

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Empire considers the following to be the material risks for an investor regarding this offering. Empire should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO EMPIRE'S MARKET AND STRATEGY

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on October 13, 2009 and to date have been involved primarily in the design of our business plan and preliminary marketing of our services.  We have not yet generated any revenues from our business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

Empire expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering similar service; the availability of motivated and qualified personnel; the creation and maintenance of our customer base; pricing changes by us or our competitors, and specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR REVENUES MAY BE DELAYED OR INSUFFICIENT TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our services. We intend to generate revenue through the sale of our services. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficent sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

Empire's growth strategy is substantially dependent upon its ability to market its services successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of Empire's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT MAY BE UNABLE TO IMPLEMENT THE BUSINESS STRATEGY

Although Empire intends to pursue a strategy of marketing its services to the movie and television industry, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to finance the post-production services; develop and maintain appropriate operating procedures, policies and systems; hire, train and retain skilled employees. Our inability to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a materially adverse effect on the results of operations and financial condition.

WE MAY BE UNABLE TO MANAGE OUR FUTURE GROWTH

If we are successful in initiating our business plans, any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on Empire's financial condition or the results of its operations.

EMPIRE'S PRINCIPAL OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO EMPIRE’S BUSINESS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Dunn, the president and director, has other business interests and currently devotes a limited amount of time to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Dunn, which may result in periodic interruptions or suspensions of our business plan. If the demands of Empire's business require Mr. Dunn’s full business time, he is prepared to adjust his timetable to devote more time to Empire. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing Empire's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

THE INDUSTRY IN WHICH EMPIRE OPERATES IS HIGHLY COMPETETIVE

Empire has identified a market opportunity for its services. Existing or new competitors may introduce superior products, services, conditions and/or benefits. This would infringe on our proposed customer base, have an adverse affect upon our business and the results of our operations

The post-production business and the financing industry are highly competitive markets. We will compete with both large and small corporations already providing services in this sector. Almost all of these companies have greater financial and personnel resources than we do.

WE ARE DEPENDENT ON KEY PERSONNEL.

Empire's success will largely rely on the efforts and abilities of certain key personnel. While Empire does not foresee any reason why such key personnel will not remain with Empire, if for any reason they do not, Empire could be adversely affected. Empire has not purchased key man life insurance for any of these individuals.

RISKS RELATED TO OUR FINANCIAL CONDITION

THE AUDITOR’S REPORT STATES THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF EMPIRE TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated December 15, 2009, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our current stockholders may be unwilling or unable to loan or advance any additional capital to Empire we believe that if we do not raise additional capital within 9 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans.  Therefore any purchaser of our shares may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the November 30, 2009 Audited Financial Statements – “Report of Independent Registered Public Accounting Firm". Because Empire has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

SINCE EMPIRE ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

We were incorporated on October 13, 2009 and we have not realized any revenues to date. Empire anticipates an increase in its operating expenses, without realizing any revenues from the sale of its services. Within the next 12 months, Empire will have costs related to (i) the development of services, (ii) administrative expenses and (iii) the expenses of this offering and continuing costs associated with being a public company.

There is no history upon which to base any assumption as to the likelihood that Empire will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

We will require additional financing to initiate and sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing will be subject to a number of factors, including Empire's lack of revenue. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that Empire will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Empire to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. The proceeds from the sale of the securities offered in this registration statement will go directly to the selling security holder and not to Empire. As such, this offering might negatively affect Empire's ability to raise needed funds through a primary offering of Empire's securities in the future.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services; fluctuations in the demand for our services and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

RISKS RELATED TO THIS OFFERING

INVESTING IN EMPIRE IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Empire's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

Empire has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding Empire's shares have been arbitrarily determined and do not bear any relationship to current assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.005 per common share as determined herein is substantially higher than the net tangible book value per share of Empire's common stock. Empire’s assets do not substantiate a share price of $0.005. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to Empire obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

BECAUSE EMPIRE HAS 60, 000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

Empire has 60,000,000 authorized shares, consisting of 50,000,000 common stock, of which only 24,000,000 are currently issued and outstanding and will remain issued and outstanding after this offering terminates, and 10,000,000 shares of preferred stock, of which no such shares have been issued. Empire's management could and intends to, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of Empire's current shareholders. Additionally, large share issuances would generally have a negative impact on Empire's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

BECAUSE OUR PRESIDENT, PETER DUNN, CURRENTLY OWNS 93.6% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS CONTROLLED BY MR. DUNN ARE INCONSISTENT WITH THEIR INTERESTS

Empire's president owns 93.6% of the outstanding shares and will own approximately 43.6% after this offering is completed. As a result, he will have effective control of Empire and be able to choose all of its directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other shareholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to Empire.

All decisions regarding the management of Empire's affairs will be made mainly by Mr. Dunn. Purchasers of the offered shares may not participate in the management of Empire and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of Empire, including purchasers of the offered shares, have, that it's primary officer and director will not abuse his discretion in executing Empire's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the President, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of Empire's management.

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS MAY BE UNABLE TO SELL THEIR SHARES IN A TIMELY MANNER.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased making this an illiquid investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices of the shares of developmental stage companies like Empire, which may adversely affect the market price of our common stock in a material manner.

BECAUSE OUR COMMON STOCK IS DEEMED A LOW-PRICED “PENNY” STOCK, AN INVESTMENT IN OUR COMMON STOCK SHOULD BE CONSIDERED HIGH RISK AND SUBJECT TO MARKETABILITY RESTRICTIONS.

Empire's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in Empire's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".  See “Plan of Distribution – Penny Stock Regulations”.

THE FINANCIAL INDUSTRY REGULATORY AUTHORITY SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules referred to above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE VALUE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

*	our status as a development stage company with a limited operating history
*
no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors

*	the timing and development of products and services that we may offer
*	general and industry-specific economic conditions
*	actual or anticipated fluctuations in our operating results
*	our capital commitments
*	the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of securities in this industry have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, Empire has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of Empire, and Empire's debt facilities and other factors considered appropriate by Empire's Executive Officers and Directors. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. Our current plans are to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Sections 78.411 – 444 of the Nevada Revised Statutes. These provisions may prohibit large shareholders from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our articles of incorporation and bylaws and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to us. The issuances of additional equity securities by Empire may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If we are unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success will almost certainly be adversely affected.

IF WE ARE DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to the shareholders only after all claims of our creditors and preferred shareholders, if any, are satisfied. In that case, the ability of purchasers of the offered common shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE DO NOT REGISTER OUR COMMON STOCK UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, WE WILL NOT BE A FULLY REPORTING COMPANY. IF SO, POTENTIAL INVESTORS IN OUR COMMON STOCK WILL NOT HAVE ACCESS TO CERTAIN INFORMATION THAT IS REQUIRED TO BE DISCLOSED BY A FULLY REPORTING COMPANY AND DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS OF A FULLY REPORTING COMPANY.

If we do not register our common stock under Section 12 of the Securities Exchange Act of 1934, we will be considered a Section 15(d) filer rather than a fully reporting company. In such a case, we will be only required to file annual reports on Form 10-K containing audited financial statements following the end of our fiscal year, quarterly reports on Form 10-Q containing unaudited financial statements for the first three quarters of our fiscal year following the end of such fiscal quarter, and current reports on Form 8-K shortly after the occurrence of certain material events with the SEC.

In such a case, unlike a fully reporting company, we will not be subject to the proxy rules and, and therefore, we will not be required to send proxy statements or information statements to our stockholders or file them with the SEC. Also the short swing reporting and profit recovery rules will not be applicable to our directors and officers and any person who is the beneficial owner of more than 10% of the shares of our common stock. In addition, any person who acquires beneficial ownership of more than 5% of the shares of our common stock will not be required to report such ownership to the SEC by filing a Schedule 13D or Schedule 13G or provide a copy of such filing to us. Therefore, potential investors in our common stock will not have access to certain information that is required to be disclosed by a fully reporting company and directors, officers and certain stockholders of a fully reporting company.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and Empire cannot apply directly to be quoted on the FINRA Over-The-Counter Bulletin Board (OTCBB). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in Empire's stock. Despite Empire's efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. Empire may consider pursuing a listing on the OTCBB after this registration becomes effective and this is completed.

KEY MANAGEMENT PERSONNEL MAY LEAVE EMPIRE WHICH COULD ADVERSELY AFFECT THE ABILITY OF EMPIRE TO CONTINUE OPERATIONS.

Because Empire is entirely dependent on the efforts of its president and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. Empire believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help Empire to operate profitably. Empire does not maintain key person life insurance on its sole officer and director.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

INFORMATION REGARDING SHARES BEING OFFERED FOR SALE UNDER THIS PROSPECTUS, AND THE TIMES AND MANNER IN WHICH THE SELLING SECURITY HOLDER MAY OFFER AND SELL THOSE SHARES, IS PROVIDED IN THE SECTIONS OF THIS PROSPECTUS ENTITLED "SELLING SECURITY HOLDER" AND "PLAN OF DISTRIBUTION." EMPIRE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THESE SALES. THE REGISTRATION OF COMMON SHARES PURSUANT TO THIS PROSPECTUS DOES NOT NECESSARILY MEAN THAT ANY OF THOSE SHARES WILL ULTIMATELY BE OFFERED OR SOLD BY THE SELLING SECURITY HOLDER.

DETERMINATION OF OFFERING PRICE

The selling security holder may sell his shares of our common stock at a fixed price of $0.005 per share pursuant to this prospectus.  In the future he may sell shares of our common stock, as and if quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We cannot provide our investors with any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The offering price of $0.005 per share has been determined arbitrarily by the Selling Security Holder and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock determined by the Selling Security Holder is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. The Selling Security Holder did not rely on any valuation or appraisal prepared for our business and potential business expansion.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no further dilution to our existing shareholders.

SELLING SECURITY HOLDER

The following table sets forth the name of the selling security holder who may sell his shares under this prospectus from time to time. In addition, the following table provides certain information with respect to the selling security holders’ ownership of our securities as of the date of this prospectus, the total number of securities he may sell under this prospectus from time to time, and the number of securities he will own thereafter assuming no other acquisitions or dispositions of our securities. The selling security holder can offer all, some or none of his securities, thus we have no way of determining the number he will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holder will sell all shares covered by this prospectus.

The selling security holder may distribute his shares, from time to time, to limited and/or general partners or managers, if any, who may sell shares pursuant to this prospectus. The selling security holder may also transfer shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling security holders’ method of distribution of these shares.

Empire issued 22,460,000 shares of common stock to its founder, Peter Dunn, on October 15, 2009 with a value of $0.001 per share for a total of $22,460.00. These shares were issued pursuant to Section 4(2) of the Securities Act. The 22,460,000 shares of common stock are restricted shares as defined in the Securities Act.

	Beneficial Ownership Before Offering		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent	Being Offered	Number of Shares	Percent
Peter Dunn	22,460,000	93.6%	12,000,000	10,460,000	43.6%

We may require the selling security holder to suspend the sales of the shares of our common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our principal shareholder to permit him and his transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of Empire, and we will not receive any of the proceeds from any sales of shares by such selling security holder. The price at which the selling security holder may sell the shares pursuant to this prospectus has arbitrarily been determined by the selling security holder to be at $0.005 per share. The selling security holder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “Selling Security Holder” table after the date of this prospectus, we will amend this prospectus by filing a post effective amendment to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares and disclose the applicable compensation arrangements.

If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC Bulletin Board:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principle and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transaction;

● broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

● specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

As of the date of this prospectus, we have no information on the manner or method by which the selling security holder may intend to sell shares. The selling security holder has the sole and absolute discretion not to accept any purchase offer or make or not make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling security holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling security holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which, pursuant to this prospectus, may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be sold by the selling security holder. The selling security holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling security holder, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling security holder has entered into an agreement with a prospective underwriter. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holder will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of future purchases and sales of common stock by the selling security holder.

We have advised the selling security holder that, during such time as he may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, he is required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling security holder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holder and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. Following the consummation of this offering, we do not anticipate that any such trading market will develop. Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely. We will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page __, above, investor perception of Empire and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed pursuant to this prospectus will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of Empire under the Securities Act.  Persons who may be deemed to be affiliates of Empire generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

● sells for less than $5 a share,

● is not listed on an exchange, and

● is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

● that transactions in penny stocks are suitable for the person and

● the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased. Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a “risk disclosure document.” This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the SEC to abuses in the marketing of low-priced securities by “boiler room” operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

● Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

● Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

● “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

● Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

● Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2009, a total of 24,000,000 shares of common stock are issued and outstanding, of which 22,460,000 shares are held by Peter Dunn, our President and a Director.  There is no preferred stock issued and outstanding.  All issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

The holders of our common stock:

•  have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•
have unlimited voting rights, with each share being entitled to one non-cumulative vote on all matters on which stockholders may vote. Non-cumulative voting rights means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Peter Dunn, our president and director owns 93.6% of our outstanding shares.

Preferred Stock

At this time we have no plans to issue any preferred stock. Empire’s Articles of Incorporation authorize the Board of Directors, without stockholder action, to provide for the issuance of preferred stock in one or more series and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto. For example, our Board of Directors can determine the voting rights relating to preferred stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of preferred stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of preferred stock of any series in the event of liquidation, dissolution, or winding up of the affairs of our company, the rights, if any, of holders of preferred stock of any series to convert or exchange such preferred stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of our company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relate to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception on October 13, 2009 through November 30, 2009 included in this prospectus have been audited by Rose, Snyder & Jacobs, Certified Public Accountants, 15821 Ventura Boulevard., Suite 490, Encino, California 91436, as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by The Law Offices of William B, Barnett 21550 Oxnard Street, Suite 200, Woodland Hills, California 91367. William B. Barnett, Esq., the principal of the firm owns 750,000 shares of Empire’s common stock.

Other then as set forth above, neither of Rose, Snyder & Jacobs or the Law Offices of William B. Barnett has been hired on a contingent basis, will receive a direct or indirect interest in Empire or have been a promoter, underwriter, voting trustee, director, officer, or employee of Empire.

INFORMATION WITH RESPECT TO THE REGISTRANT

GENERAL OVERVIEW

Empire Post Media, Inc. was founded in the State of Nevada on October 13, 2009. Empire is in the business of providing post-production services to the movie and television industry.  The services include both 2D and 3D formats and are offered on a collateralized-deferred basis to producers and owners of feature films; television movies, specials and series; short subjects and documentaries.

Empire is in the development stage and has a limited history of operations. We presently do not have all the funding required to execute our business plan or build name recognition. Consequently, we plan to raise additional capital at a future date to build up our business and name recognition.

Empire started operations October, 2009 and is in its early development stage. Empire has not yet generated any revenues. Since its inception, in October, 2009, Empire has incurred losses of $22,297. As of November 30, 2009, Empire had assets totaling $17,831 in cash and equipment and a Net Worth of $1.703.

ORGANIZATION WITHIN LAST FIVE YEARS

Empire was incorporated in the State of Nevada on October 13, 2009.  It’s founder and promoter is Peter Dunn.

DESCRIPTION OF BUSINESS

Empire intends to provide services that include most aspects of post-production, including editing, sound and music finishing, special effects, 3D conversion, main and end titles, mastering, digital intermediates, deliverables, etc.  These services will be provided on a collateralized, deferred basis, to producers and owners of feature films; television movies, specials and series; short subjects; and documentaries.  Fees for these services will be charged at an industry standard “rate card,” plus a one time transaction fee.  Interest will be charged on all accounts receivable.

Our plan is to sub-contract all required services with various post-production companies located in the Los Angeles and Orange county area, at a discount from our rate card.

Empire will collateralize its fees and interest with perfected, first position secured interest in each project’s distribution receipts and other revenues, ahead of all other financing participants. The collateral available to EPM on a project by project basis will range from distribution or sponsorship contracts payable on delivery of finished projects or on a schedule starting with various stages of post-production work or an assignment of rights in different media and territories.  In addition, due to management’s' relationships and contacts throughout the industry in Canada, the United States and European markets, we have the opportunity to provide the financing as part of the producer’s post-production budget.  Management has many years of experience in the analysis and evaluation of this class of collateral and will also utilize a team of experts in different aspects of these transactions.

Besides being repaid the amount financed, Empire may take a percentage of the rights to the movies or other cinematic projects and receive a return-on-investment once the movie or other production has completed production and is sold to a distributor.

The following describes some of the kinds of distribution security we may accept on a project-by-project basis:

Domestic Multi-rights Distribution Agreements:  These are generally from substantial credit-worthy companies and payment terms tend to be straightforward and dependent only on objective trigger events, such as delivery of specified materials(which EPM will have control over), first theatrical showing or “street date” of a DVD release.

Domestic Television Licenses: These are generally from premium cable networks and, to a lesser degree, from basic cable and broadcast networks.  Again, payment terms tend to be straightforward and dependent only on objective trigger events, e.g., delivery or first air date.  In the case of episodic television series, post-production work, delivery and payment will normally be on an episode by episode basis and conform to the same trigger events per episode.

International Sales: Usually a sales agent or the producer licenses specified rights or media for a defined term.  These agreements usually set forth the amounts to be paid and the trigger events for making such payments, with the bulk of the payment generally coming on the delivery or availability of the finished film. Empire anticipates that some of its clients will offer assignment of the post-delivery contractual payments on such distribution agreements as part of their collateral against post-production services.

Sponsorship Agreements:  These are similar to domestic television license agreements, the difference being that a primary sponsor has financed the production and/or purchased the air time and is the “responsible party” when it comes to post-production services costs.  There will be instances, mostly in connection with episodic television or web series, when contractual payment obligations of the sponsor are offered as collateral.  In these cases, payment will be conditional on objective trigger events, much like the television licenses described above, and the payers tend to be substantial creditworthy corporations.

Soft Money:  Although location-based tax rebates or credits are most often used in connection with the financing of productions, there are occasions where a producer has elected not to pledge the value of these rebates and therefore they are available to collateralize post-production services.  There are certain arms-length experts in this area who can confirm the projected value of the tax rebates or credits based on a film’s budget and the parameters of the individual program and Empire will obtain an expert opinion, when and if such expertise is required.

Estimated Sales:  Estimates are projections of saleable but unsold rights or territories.  Such projections require the knowledge of experienced sales agents and international distributors who know the potential buyers in all territories can judge the likelihood of sales and sales amounts, along with the general financial status and expected timeliness of payments from licensees.  We believe that many of our customers will come with a sales agent already attached and an estimate of sales values.  In these instances, we will contract with experts to make an independent analysis on Empire’s behalf.  We may also retain the services of global collection agents to confirm the paying ability and overall reliability of territorial sub-distributors around the world when necessary.

Management intends to raise funds to support its business plan from professional and institutional sources that are already committed to broad investment programs in the entertainment industry.  Empire is currently in discussions with existing funding sources in Toronto, Montreal and Vancouver.

MARKET AND MARKETING

With several hundred local independent motion picture and television productions launched each year, Empire believes that at any given time there are dozens of producers who have completed principal photography and are seeking post-production, completion and delivery services on a deferred payment basis and have the collateral that would qualify under Empire’s criteria.  Los Angeles is a well-established post-production center and even films that are produced elsewhere tend to gravitate back to this community for post services.

Much of Empire’s initial business will organically come from the various post-production companies that we will contract with for services as cash-conscious producers attempt to spread out various aspects of post-production costs on a future payment basis among multiple vendors in order to complete their films.  These post-production companies, as Empire’s sub-contractors, will have the ability to capture the whole of post-production work on a deferred payment basis, assuming the producer has acceptable collateral.

We also intend to market our services to the wider production and talent agency community and perhaps also to strike parallel arrangements with other qualified post-production houses, commensurate with its resources and ability to undertake a volume of qualified projects in excess of the work flow projected for the first year of operations.  Using personal relationships nurtured over many years, management plans to introduce its services to the broad entertainment industry infrastructure that would be aware of projects needing those services—producers, lawyers, bankers, accountants, non-institutional and boutique funders, production companies, completion guarantors, etc.

GROWTH OPPORTUNITIES

We expect to grow sales by both increasing the number of projects we undertake and increasing the size of those projects, subject to the limitations of available financing.  Other areas for growth, based on success in the initial program, include establishing similar programs in other production/post-production centers in Canada, the UK and France, where there are attractive subsidies and rebates.

THE POST-PRODUCTION INDUSTRY

Movie making is a complicated business, but the workload is generally split into three sections: pre-production, principal shooting and post-production. Pre-production involves matters such as scriptwriting, financial backing, hiring of cast and crew, and scouting for locations. Once all of these details have been worked out, principal shooting can begin. This is the actual filming of individual scenes, without any special effects or musical background.

All of this planning and filming leads up to the most vital aspect of film making — post-production work. Post-production turns individual scenes, called raw footage, into a finished motion picture. Editors splice all of the usable footage together into a coherent storyline according to the script. Composers add background music to create dramatic or comical effects. Special effects teams add computer generated images and backgrounds to enhance the set or provide an as-yet-unseen character. All of this work can only be performed during post-production.

Post-production may also involve fixing mistakes not corrected during principal shooting. Quite often an actor's microphone will not pick up crucial bits of dialogue or another microphone may pick up extraneous noises. During post-production, an actor may have to return to a sound booth in order to re-record lost dialogue or improve the original delivery. This is called looping. Another function of post-production is to add incidental sound effects not captured during the original scenes. A specialist called a foley artist will record such sounds as an actor's footsteps, a creaking door or gunshots.

Many directors and producers rely heavily on the ability of post-production teams to create a marketable film. Since principal shooting can be a hectic time for both actors and directors, some footage may prove to be unusable during the post-production editing process. A film's original ending may also be unpopular with test audiences. This could lead to reshoots with the principal actors before a final film is produced. Other responsibilities during post-production may include publicity tours, promotional posters, and contracts with distributors and the creation of auxiliary formats such as DVDs and soundtrack albums.

Los Angeles is the center of the post-production industry in the US, with more vendors than any other post-production center, including Toronto, Montreal or London.  For instance, according to LA411.com, there are almost 200 full service post-production houses and approximately 160 audio houses that just do sound in the Los Angeles area..  Therefore, management expects to have no difficulty finding sufficient vendors to deliver quality post-production services on a discounted basis.

COMPETITION

As indicated above, there are approximately 200 full service post-production companies in the Los Angeles area and many more located in other areas of the United States who are engaged in the post-production and finance business and this segment is highly competitive.  Many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide post-production services. There can be no assurance that we will be able to successfully compete against these businesses.

OUR COMPETITIVE STRENGTHS

Our management team consists of seasoned senior executives in finance and those having a wealth of varied experience in the entertainment industry. Furthermore, we have established relationships with consultants possessing significant experience in the entertainment industry. Our management and its consultants have numerous contacts with financing sources and post-production service providers capable of operating the business and executing our business model.

EMPLOYEES

Mr. Dunn is the President, Chief Financial Officer, Secretary, and a Director (Principal Executive Officer and Principal Accounting Officer) of Empire.  Currently, in addition to Mr. Dunn, Empire has two other part-time officers and no employees; however Empire plans to employ individuals on an as needed basis. Most of our services will be performed by approved sub-contractors in the L.A. area thus reducing the number of employees required.  Empire anticipates that it will need to hire additional employees as the business grows.

In addition, Empire may expand the size of its Board of Directors in the future. However, currently Mr. Dunn, the president, will devote fewer than 25 hours per week to the affairs of Empire and neither he nor any other officer receives a salary or benefits in any form. Empire does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF PROPERTY

Currently, Empire has not entered into any lease agreement for office facilities.  We are using the offices of a company affiliated with Mr. Dunn, Empire’s president as our principal executive offices, which are located at 280 South Beverly Drive, Beverly Hills, California 90212l, Telephone (310) 472-5138. . We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, if we become involved in routine legal matters incidental to our business it is in the opinion of management, that the ultimate resolution of such matters may have a material adverse effect on our financial position, results of operations or liquidity.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holder, Empire intends to provide an annual report to our shareholders, which will include audited financial statements.

When we become a reporting company with the SEC, the public may read and copy any materials filed with the SEC at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DIVIDEND POLICY

There have been no cash dividends declared on our common stock and we do not expect to pay any in the foreseeable future. Dividends are declared at the discretion of the board of directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Operating results are not necessarily indicative of results that may occur in future periods.

Our business and results of operations are affected by a wide variety of factors as we discuss under the caption "Risk Factors" and elsewhere in this prospectus, which could materially and adversely affect actual results. As a result of these factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

GENERAL OVERVIEW

Empire was incorporated under the laws of the State of Nevada on October 13, 2009, with a business plan for providing and financing post-production services to the movie and television industry. Empire is in the development stage and has not generated any revenues as of the date of this prospectus.

 Empire is paying the expenses of the offering because it seeks to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the sale of shares on behalf of our largest existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

We begin our General Discussion and Analysis with a discussion of the Results of Operations for Empire, since its inception on October 13, 2009, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

Critical accounting policies and estimates

Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” (“FRR60”) issued by the SEC, suggests companies provide additional disclosure and commentary on those accounting policies considered most critical.  FRR 60 considers an accounting policy to be critical if it is important to Empire’s financial condition and results of operations, and requires significant judgment and estimates on the part of management in its application.  For a summary of Empire’s significant accounting policies, including the critical accounting policies discussed below, see the accompanying notes to the consolidated financial statements.

The preparation of Empire’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period.  On an ongoing basis, Empire evaluates its estimates, which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions.  The following accounting policies require significant management judgments and estimates:

Empire bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  There is no assurance that actual results will not differ from these estimates.

See footnotes in the accompanying financial statements regarding recent financial accounting developments.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

RESULTS OF OPERATION

Empire is a development stage company that has a limited history of operations. Since our inception on October 13, 2009 to November 30, 2009, we have generated no revenues. As of November 30, 2009, we had $3,000 in current assets. We presently do not have the capital to commence the operations outlined and detailed in this prospectus.

We incurred a net loss of $22,297, from inception on October 13, 2009 to the period ended November 30, 2009. Empire has had no revenues over the same period and has incurred expenses of $22,297, during the same period relating to the initial formation of Empire and other initial operating costs.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing.  We estimate that our capital requirements for the next 12 months will be in the range of $40,000 to $75,000.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended November 30, 2009, stating that our net loss of $22,297, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $25,000.00.  The selling security holder, however, will pay any distribution costs and commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of the current existing shareholder of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

LIQUIDITY

Since our inception on October 13, 2009 to November 30, 2009, we have incurred a loss of $22,297. Our cash and cash equivalent balances were $3,000 as of November 30, 2009.  At November 30, 2009 we had an accumulated deficit of $22,297 and our total current liabilities due to accounts payable and amounts due to related parties were $16,128.

On October 15, 2009, Empire issued 24,000,000 shares of its common stock, at $0.001 per share, for an aggregate value of $24,000.00.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next year. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next year. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Management has estimated the cost over the next twelve months to be (a) between $15,000 and $50,000 to continue to marketing and financing of post-production services to the entertainment industry, and (b) $24,000 to maintain our reporting status. Therefore our current cash on hand will not satisfy our cash requirements for the next twelve months and as such our CEO and director, Mr. Dunn, will need to arrange additional financial commitments to our company, which is not guaranteed.. Although Mr. Dunn is willing to make some personal additional financial commitments, the total additional amount that he is willing to invest has not yet been determined.

However, Mr. Dunn has undertaken, if he is so able to, and to the extent necessary, to provide us with operating and loan capital to sustain our business over the next twelve month period, as the expenses are incurred, in the form of a non-secured loan.

We plan to satisfy our future cash requirements - primarily the working capital required for the marketing of our services and to offset legal and accounting fees - by additional financing. This will likely be in the form of future debt or equity financing.

Management believes that if we obtain sufficient funds to operate our business through future debt or equity financing, we may generate sales revenue within the following twelve months thereof. However, additional debt or equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through future equity financing we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, we are highly dependent upon the future equity financing and/or support from our existing shareholders. However, if such debt financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via future debt or equity financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment. Also management believes if we cannot raise sufficient revenues or maintain our reporting status with the SEC we will have to cease all efforts directed towards our business. As such, any investment previously made would be lost in its entirety.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and/or or marketing operations until we raise the necessary money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Our auditors have issued a "going concern" opinion, which is included in the financial statements included in this Form S-1 filing. . This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated. Our only other source for cash at this time is investments by our CEO and director. We must raise cash to implement our business strategy and stay in business.

As of November 30, 2009, we had a demand note payable to Mr. Dunn totaling $15,407.64. The note represents the purchase by Empire of computer equipment and software totaling $15,407.64.

Financing Activities

Financing activities resulted in a net cash inflow of $3,000 from October 13, 2009 (date of inception) to November 30, 2009.

Satisfaction of Our Cash Obligations for the Next Twelve Months

As of November 30, 2009, our cash balance was $3,000.  Our plan for satisfying our cash requirements for the next twelve months is through generating revenue from our services, sale of shares of our common stock, third party financing, and/or traditional bank financing. We anticipate some services-generated income during that same period of time, but do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of November 30, 2009, we had 24,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth and identifies our current sole Executive Officer and Director, and the respective date of election or appointment:
Name	Age	Position
Peter Dunn	69	President, Chief Financial Officer, Secretary and Director
Martin Fink	70	Executive Vice-President and Director
Kyle Jackson	28	Vice-President-Post-production

The Executive Officer and Directors holds office until the next annual meeting following the appointment and until a successor has been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our e Executive Officer’s and Director’s.

MANAGEMENT BIOGRAPHIES

PETER DUNN

Mr. Dunn, the founder of Empire was appointed President, Chief Financial Officer, Secretary and a Director October 15, 2009.  He has forty years of experience as a creator, owner, investor and manager of entrepreneurial companies in the media, communications, technology, energy and financial services sectors.

Since 2001, Mr. Dunn has been President of Norris Capital Partners, Inc, a private management firm, specializing in public stock investments in the energy field.  In 1997, Peter created VNOW, a public company which developed proprietary high speed internet video software and produced internet/CDROM videos for a wide range of corporate clients including Victoria’s Secret, Cheesecake Factory and Arco.

For nearly two decades beginning in 1980, Mr. Dunn created, produced and in some cases directed over 138 major sporting and entertainment events.  His Classic Golf International company produced a variety of golf home programs for Paramount Home Video and “Fairways to Heaven,” a television special for BBC/Lifetime.  His Integrated Special Promotions marketing consultancy produced many major projects for The Coca-Cola Company in the late l980s and early 1990s, including a live show called “A Gala Premiere: Introducing Diet Coke,” starring Paul Anka at the Los Angeles Music Center, which was the centerpiece of the Western states rollout of Diet Coke; ‘A Centennial Celebration,” a live show at the Universal Amphitheatre starring George Burns and Kenny Loggins celebrating Coke’s hundredth birthday; and the gala entertainment event at the Queen Mary in Long Beach celebrating the West Coast end of the line for “Hands Across America”.  Mr. Dunn also consulted for Coca-Cola in connection with the pre-opening ceremonies of the 1984 Summer Olympics in Los Angeles and the hundredth birthday celebration of the Statue of Liberty in New York, attended by President Ronald Reagan.

In 1972, Mr. Dunn founded and became the first President of Western Corporate Services, owner of U.S. Stock Transfer Corp., the third largest independent stock transfer agency in the United States.  He remained an owner and a member of the Board of Directors until U.S. Stock Transfer was sold in 2007, after 35 highly profitable years, to Computershare Ltd., the largest share registry company in the world.

Mr. Dunn graduated from Clarkson College of Technology, Potsdam, New York.

MARTIN FINK

Mr. Fink was appointed Executive Vice-President and Director of Empire on October 15, 2009.  He has been involved in the financing, production and risk management of motion pictures for over 40 years. Mr. Fink entered film production in the 1960’s at 20th Century Fox as part of the team that produced “Von Ryan’s Express,” starring Frank Sinatra, “Fantastic Voyage,” starring Raquel Welch, “Our Man Flint” and “In Like Flint,” both of which starred James Coburn.  He was the producer of the critically acclaimed “Payday” in 1973 and associate producer of “One Flew Over The Cuckoo’s Nest,” which won five Academy Awards including Best Picture in 1976.  During the 1980s he was president of Eagle Entertainment, Inc., a fully-reporting NASDAQ company which was active in both the development and production of motion pictures and completion bonding.  From 1990 to 1996, he was the president of Complete Film Corporation, a wholly owned subsidiary of Carolco Pictures, a producer and financier of high budget “event” movies.

Mr. Fink has provided completion bond and/or production management and advisory services for more than 30 feature films, including “Total Recall” and “Terminator 2: Judgment Day,” both of which starred Arnold Schwarzenegger; “Basic Instinct,” starring Michael Douglas and Sharon Stone; “The Doors.” starring Val Kilmer; “Rambling Rose,” starring Laura Dern;  “Cliffhanger” and “Judge Dredd,” starring Sylvester Stallone; “Stargate,” starring Kurt Russell; “Die Hard with  a Vengeance,” starring Bruce Willis; “The Scarlet Letter,” starring Demi Moore; “Shadow Conspiracy,” starring Charlie Sheen; “Nixon,” starring Anthony Hopkins; “Lolita,” starring Jeremy Irons; and “Evita,” starring Madonna and Antonio Banderas.

From l996-2000, Mr. Fink, as manager of New Beginnings Enterprises LLC, provided monitoring and support services to a London-based financier in connection with approximately 25 lower budget feature films, including Oscar-winner “Gods and Monsters.”.  These services included production, post-production, delivery and sales supervision.  During the same period, he was executive producer of “Beautiful,” starring Minnie Driver and directed by Sally Field, and “Young Blades,” starring Ben Cross, production executive on “Exhuming Mr. Rice,” starring David Bowie, and co-producer of “The Opportunists,” starring Christopher Walken and Cyndi Lauper.

Mr. Fink was also Chairman of the Board of U.S. Stock Transfer Corporation, the third largest independent stock transfer agency in the United States, for over 25 years until Empire was sold in February 2007 to Computershare Ltd., the largest share registry company in the world.  He is presently a principal of Complete Rights Management LLC, which provides back office and production services to financiers, producers, sales agents, libraries and completion guarantors.  He was an associate producer of Sir Trevor Nunn’s London production of “GONE WITH THE WIND: The Musical” in 2008.

KYLE JACKSON

Mr. Jackson was appointed Vice-President-Post-production on October 15, 2009.  He was a founding partner in 2005, of Santa Monica-based Tunnel Post, a post-production company, of which he is president.  He has a long track record of technology-based creative endeavors.  At only fourteen years of age, Mr. Jackson went to work as a graphic designer and 3D animator.  His clients during his high school years included ABC, Pentax Cameras, Big O Tires and Autodesk, among several others. In 2002, while getting his college degree at the University of Southern California School of Cinema-Television Production, he also worked on the development of Final Cut Pro for Apple and lent his hand in editing several feature length projects.

Immediately following his last semester of college, Mr. Jackson left Apple to direct his first full-length feature film, "Chasing Ghosts", which was acquired by Sony Pictures Home Entertainment in 2005.  It was while in post-production on "Chasing Ghosts" that, out of necessity, he created the concept and developed the software for a new technology now known as Desktop Digital Intermediate.  From this pioneering development he launched Tunnel Post.  Less than two years later the resulting software was acquired by Apple which incorporated it as Color in Final Cut Pro, the industry’s dominant digital editing technology.

Since its inception, Tunnel has repeatedly been an innovator in post-production technologies and work-flow processes, including several newly-created software solutions.  Under Mr. Jackson’s leadership, Tunnel has grown into an industry recognized and respected business, working on over 40 film and television productions annually, enabling him to participate in producing, directing, and editing content as well as developing several new technologies related to the entire filmmaking process, from development to distribution.

Mr. Jackson has often been invited to both technology and film finance seminars and conventions to contribute as a panelist or guest speaker.

AUDIT COMMITTEE

Empire does not presently have an Audit Committee and the entire Board acts in such capacity for the immediate future due to the limited size of the Board. Empire intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Empire, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

Empire does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. Empire intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Empire, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

Empire does not have a Nominating Committee and the Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Upon becoming registered under the Securities Exchange Act of 1934 (the “Exchange Act of 1934”), Section 16(a) of the Exchange Act of 1934, will require that Empire's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish Empire with copies of all Section 16(a) reports that they file.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on October 13, 2009 through the period ending November 30, 2009.

Summary compensation table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Peter Dunn, President	2009(1)	0	0	0	0	0	0	$19,500	$19,500

(1) For the period October 13, 2009 (inception) to November 30, 2009.

Mr. Dunn received 19,500,000 shares of Empire’s common stock, valued at $19,500 for services provided to Empire during the early stages of our business. As our business progresses and grows, we expect to begin paying salaries to each of our officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employment Agreement

To date, Empire has no employment agreements in effect, with its Executive Officers.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan during the first half of the year 2010.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the year 2010. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of November 30, 2009 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of November 30, 2009, 24,000,000 shares of common stock were issued and outstanding

	Number of Shares	Percentage of Outstanding Shares
Name and Address(1)	Beneficially Owned	Prior to Offering	After Offering

Peter Dunn	22,460,000	93.6%	43.6	%(2)

Martin Fink	750,000	3.1%	3.1%

Kyle Jackson	20,000	nil	nil

Officers and Directors as a group (3 persons)	23,230,000	96.8%	46.8	%(2)

(1) The address of each of the beneficial owners identified is 280 South Beverly Drive, Suite 205, Beverly Hills, California 90210

(2) Assumes sale of 12,000,000 shares in the offering

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*The Director or Officer;
* any nominee for election as a director;
* any principal security holder identified in the preceding "Security Ownership of Selling security holders and Management" section; or
* any relative, spouse, or relative of such spouse, of the above referenced person.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding 24,000,000 shares of common stock. Of these shares, the 12,000,000 shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Revised Statutes. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

* for any breach of their fiduciary duty of loyalty to Empire or its security holders;
* for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;
* for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 78.300 of the Nevada Revised Statutes; or,
* for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada Revised Statutes, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the Empire’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Empire Post Media, Inc.
280 South Beverly Drive, Suite 205
Beverly Hills, CA 90212
(310) 472-5138 (o)
(310) 472-5138 (f)

FINANCIAL STATEMENTS

EMPIRE POST MEDIA, INC.

CONTENTS

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Empire Post Media, Inc.

We have audited the accompanying balance sheet of Empire Post Media, Inc. (a development stage Company) (the “Company”) as of November 30, 2009 and the related statements of operations, shareholders’ equity and cash flows for the period from October 13, 2009 (date of inception) through November 30, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Post Media, Inc. as of November 30, 2009, and the results of its operations and cash flows for the period from October 13, 2009 through November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, generates operating losses, and has a negative working capital and an accumulated deficit at November 30, 2009.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Public Accountants

Encino, California

December 15, 2009

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
November 30, 2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,000

TOTAL CURRENT ASSETS	3,000

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $577	14,831

TOTAL ASSETS	$17,831

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable to shareholder	$565
Accrued interest	155
Note payable to shareholder	15,408

TOTAL CURRENT LIABILITIES	16,128

COMMITMENTS AND CONTINGENCIES, note 4

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 share issued and outstanding	-
Common stock, $0.001 par value, 50,000,000 shares authorized, 24,000,000 shares issued and outstanding	24,000
Deficit accumulated during the development stage	(22,297)

TOTAL SHAREHOLDERS' EQUITY	1,703

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,831

See report of independent registered public accounting firm

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 13, 2009 (DATE OF INCEPTION)
THROUGH NOVEMBER 30, 2009

REVENUE	$-

EXPENSES:
Consulting fees	20,250
Professional fees	750
Depreciation expense	577
Other fees	565
Interest expense	155

TOTAL EXPENSES	22,297

LOSS FROM OPERATIONS	(22,297)

NET LOSS	$(22,297)

Basic and diluted loss per share	$(0.00)
Weighted average shares outstanding	24,000,000

See report of independent registered public accounting firm and notes to financial statements.

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 13, 2009 (DATE OF INCEPTION)
THROUGH NOVEMBER 30, 2009

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(22,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	21,000
Depreciation expense	577
Increase in:
Accounts payable to shareholder	565
Accrued interest	155

NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,000

NET INCREASE IN CASH	3,000

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$3,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid in cash	$-
Interest expense paid in cash	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING ACTIVITIES:
Acquisition of computer equipment through assumption of a note payable to shareholder	$15,408

See report of independent registered public accounting firm and notes to financial statements.

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM OCTOBER 13, 2009 (DATE OF INCEPTION)
THROUGH NOVEMBER 30, 2009

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE, October 13, 2009 (Date of Inception)	-	$-	$-	$-	$-

Issuance of shares for cash in
October 2009 ($0.001 per share)	3,000,000	3,000	-	-	3,000
Issuance of shares for services in
October 2009 ($0.001 per share)	21,000,000	21,000	-	-	21,000
Net loss	-	-	-	(22,297)	(22,297)

BALANCE, NOVEMBER 30, 2009	24,000,000	$24,000	$-	$(22,297)	$1,703

See report of independent registered public accounting firm and notes to financial statements.

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2009

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Operations

Empire Post Media, Inc. (the “Company”) was founded in the State of Nevada on October 13, 2009.  The Company is in the business of providing post production services to the movie and television industry.  The services include both two-dimensional and three-dimensional formats and are offered on a collateralized-deferred basis to producers and owners of feature films; television movies, specials and series; short subjects and documentaries.

Development Stage Activities

Since inception the Company has not conducted any revenue-producing business operations. All of the operating results and cash flows reported in the accompanying financial statements from October 13, 2009 through November 30, 2009 are considered to be those related to the development stage activities and represent the 'cumulative from inception' amounts required to be reported pursuant to the accounting standards for Development Stage Enterprises.  The Company is focusing its efforts on developing its business of providing post production services.

Going Concern

The Company has no revenue and has generated a net operating loss since its inception.  The Company also has a negative working capital and accumulated deficit at November 30, 2009.  The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions.  Management plans to raise additional capital through stock offerings in order to build up the business and name recognition.  However, there can be no assurance that the Company will be able to raise sufficient capital to fully implement its business model.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and consists solely of computer equipment.  Depreciation of computer equipment is computed on the straight-line basis over 3 years, the estimated useful life of the equipment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Management uses its knowledge of its business in making estimates.  Accordingly, actual results could differ from those estimates.

See report of independent registered public accounting firm

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying amount of certain financial instruments, including cash and cash equivalents, accounts payable and notes payable, approximates fair value due to the relatively short maturity of such instruments.

Income Taxes

The Company accounts for income taxes under the liability method.  Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.  Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

The Company adopted the changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of Generally Accepted Accounting Principles (“GAAP”). These changes establish the FASB Accounting Standards CodificationTM (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASU”). ASU’s will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s financial statements.

The Company recently adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as “subsequent events.” Specifically, these changes set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of these changes had no impact on the Company’s financial statements.

See report of independent registered public accounting firm

EMPIRE POST MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2009, the FASB issued ASU 2009-15, which changes the fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. This ASU is effective on January 1, 2010. Adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

3.	NOTE PAYABLE TO SHAREHOLDER

At November 30, 2009, the Company has an outstanding note payable balance, bearing 8% interest, due on demand, due from an officer/shareholder of the Company in the amount of $15,408.

4.	COMMITMENTS AND CONTINGENCIES

Cash Deposits

The Company maintains its cash at a financial institution.  The account is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000.  On May 20, 2009, the FDIC temporarily increased its coverage from $100,000 to $250,000 per depositor through December 31, 2013.  The Company’s cash account, at times, may exceed federally insured limits.

5.	INCOME TAXES

At November 30, 2009, total deferred income tax assets consist principally of net operating loss carryforwards in amounts still to be determined.  For financial reporting purposes, a valuation allowance has been recognized in an amount equal to such deferred income tax assets due to the uncertainly surrounding their ultimate realization.

6.	SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has performed a review of events subsequent to the balance sheet date through December 15, 2009, the date the financial statements were available for issuance.

See report of independent registered public accounting firm

DEALER PROSPECTUS DELIVERY OBLIGATION

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses (1)
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
SEC Registration Fee		$3.35
Transfer Agent Fees
Miscellaneous Expenses	$
TOTAL	$

Notes:

(1) All amounts are estimates, other than the Security and Exchange Commission's registration fee.

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Empire.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Empire, even if they are unsuccessful in defending that action, if the officer or director:

(a) is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or
(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Empire, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of Empire against its officers or directors, Empire is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to Empire for amounts paid in settlement to Empire, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.
Our Articles of Incorporation and our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, our Articles of Incorporation and our Bylaws, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Item 15.  Recent Sales of Unregistered Securities

On October 15, 2009, Peter Dunn, our founder, president and a director, acquired 22,460,000 shares of the Empire’s common stock at a price of $0.001 per share, for total consideration, consisting of cash and services rendered valued at $22,460.  In addition, On October 15, 2009, 750,000 shares of common stock were issued to Martin Fink, our executive vice-president and director; 20,000 shares of common stock were issued to Kyle Jackson, our vice-president post production; 20,000 shares of common stock was issued to Alan Pao, a programmer and 750,000 shares of common stock were issued to William B. Barnett, one of Empire’s attorneys.  The 1,540,000 shares of common stock were issued for cash and services rendered to Empire  by the issuees.  The shares were valued at $0.001 per share, for an total consideration of $1,540.  All 24,000,000 shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Item 16.  Exhibits

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Bylaws
5.1*	Opinion of the Law Offices of William B. Barnett, P.C. re: the legality of the securities being registered
23.1	Consent of Rose, Snyder & Jacobs, a corporation of CPAs
23.2*	Consent of the Law Offices of William B. Barnett, P.C. (included in Exhibit 5.1)

*   To be filed

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California, on December 16, 2009.

EMPIRE POST MEDIA, INC.

By: /s/ PETER DUNN
Peter Dunn
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ PETER DUNN
Peter Dunn
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: December 16, 2009

By: /s/MARTIN FINK
Martin Fink
Executive Vice-President and Director
Date: December 16, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1	Articles of Incorporation

Exhibit 3.2	Bylaws

Exhibit 5.1*	Opinion of the Law Offices of William B. Barnett, P.C. re: the legality of the shares being registered

Exhibit 23.1	Consent of Rose, Snyder & Jacobs, a corporation of CPAs

Exhibit 23.2*	Consent of Law Offices of William B. Barnett, P.C. (included in Exhibit 5.1)

* To be filed.